EXHIBIT 10.51

PARENT DISCLOSURE SCHEDULE

This Parent Disclosure Schedule has been prepared and delivered in accordance with that certain Agreement and Plan of Merger, dated as of October 15, 2002 (the “Agreement”), by and among SunLink Health Systems, Inc., an Ohio corporation (“SunLink” or “Parent”), HM Acquisition Corp., a Delaware corporation (“Merger Sub”), on the one hand, and HealthMont, Inc., a Tennessee corporation (the “Company”), on the other hand. Unless the context otherwise requires, terms that are not defined in this Parent Disclosure Schedule shall have the meanings set forth in the Agreement. The Parent Disclosure Schedule is qualified in its entirety by reference to specific provisions of the Agreement.

Section 1.6(a)

Consideration for Termination of Director Consulting Agreements

Parent shall issue an aggregate of 35,000 Parent Shares to the following individuals as indicated below in connection with the Consulting Termination Agreements:

Name	Number of Parent Shares
Kay L. Brown	5,000
Gene E. Burleson	5,000
E. Thomas Chaney	5,000
Jay M. Haft	5,000
Joel S. Kanter	5,000
Richard E. Ragsdale	5,000
Arlen B. Reynolds	5,000

35,000

Section 1.6(b)

Consideration for LOC Agreements

Parent shall issue an aggregate of 60,000 Parent Shares to the following individuals as indicated below in connection with the LOC Agreements:

Name	Number of Parent Shares
Gene E. Burleson	7,273
E. Thomas Chaney	14,545
Chicago Private Investments	18,182
Timothy S. Hill	1,818
Richard E. Ragsdale	18,182

60,000

Executed as of this 15th day of October, 2002.

SUNLINK HEALTH SYSTEMS, INC.

By: Robert M. Thornton, Jr.

Its: President and CEO